UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017 (May 3, 2017)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

PDC Energy, Inc.’s (“PDC” or the “Company”) thoughts are with all those affected by the tragedy in Firestone, Colorado over two weeks ago.

Following preliminary results of the third-party investigations into the tragedy, which focused on the vertical well and flowlines of another operator, Governor Hickenlooper and the Colorado Oil and Gas Conservation Commission (“COGCC”) issued a Notice to Operators (the “Notice”) to inspect and ensure the integrity of their existing flowlines within 1,000’ of a Building Unit, as such term is defined in the COGCC rules.

PDC has an existing Flowline Integrity Management Program to inspect all DJ Basin wells on an annual basis. As a result of the Notice, the Company will be accelerating inspection of flowlines associated with all wells affected by the Notice. PDC has an initial plan in place, and will take all reasonable steps to ensure the Company deploys the appropriate resources to complete both Phase 1 and Phase 2 inspections in the time frame prescribed in the Notice.

The Company believes these inspections can be completed in an orderly manner and expects minimal impact to PDC’s production, while maintaining its commitment to safety.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017

PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

3